EXHIBIT 99.1

CARACO PHARMACEUTICAL LABORATORIES, LTD.

STATEMENTS OF INCOME

(corrected from May 29, 2008 Press Release as noted below)

	Year Ended March 31,		Quarter Ended March 31,
	2008	2007	2008	2007

Net sales	$350,366,689	$117,027,016	$191,751,849	$32,738,713
Cost of goods sold	265,651,539	59,242,858	164,205,690	17,327,837

Gross profit	84,715,150	57,784,158	27,546,159	15,410,876

Selling, general and administrative expenses	14,322,140	9,880,674	4,162,271	2,774,778
Research and development costs - affiliate	11,320,640	11,761,280	-	-
Research and development costs – other	18,366,306	10,590,643	5,889,353	3,812,439

Operating income	40,706,064	25,551,561	17,494,535	8,823,659

Other income
Interest expense	-	(28,194)	-	-
Interest income	1,832,409	1,081,208	411,679	464,886
Loss on sale of equipment	(144,551)	(5,106)	(140,130)	(5,106)
Other income	-	258,652	-	218,756
Other income	1,687,858	1,306,560	271,549	678,536

Income before income taxes	42,393,922	26,858,121	17,766,084	9,502,195
Income taxes	7,005,817	-	6,287,191	-

Net income	$35,388,105	$26,858,121	$11,478,893	$9,502,195

Net income per common share
Basic	1.19	1.02	0.37	0.36
Diluted	0.89[1]	0.72	0.28[2]	0.25

Weighted number of Shares
Basic	29,656,624	26,447,312	31,043,072	26,447,312
Diluted	39,913,754[3]	37,254,780	40,523,484[4]	37,692,295

_______________

1.	In May 29, 2008 Press Release, it was $0.96.
2.	In May 29, 2008 Press Release, it was $0.29.
3.	In May 29, 2008 Press Release, it was 37,043,634.
4.	In May 29, 2008 Press Release, it was 39,017,023.